UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 18, 2015

Enerpulse Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54092	27-2969241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2451 Alamo Ave SE Albuquerque, New Mexico 87106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(505) 842-5201

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 –  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On March 18, 2015, Michael J. Hammons resigned as Chairman and a member of the Board of Directors of Enerpulse Technologies, Inc. (the “Company”). Mr. Hammons had no disagreement with the Company in connection with his resignation.

Appointment of Director

Effective March 18, 2015, the Board of Directors of the Company appointed F. Henry Habicht II to fill the vacancy on the Board of Directors created by Mr. Hammons’ resignation and as Chairman of the Board. There is no arrangement or understanding pursuant to which Mr. Habicht was appointed to the Board of Directors. Mr. Habicht has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Habicht serves as a Managing Partner of SAIL Capital Partners which he joined in January 2006 after serving in many areas of environmental business and policy and as a contributor to environmental innovation. Mr. Habicht, along with his co-managing partner, is responsible for co-managing SAIL Capital Partners’ operations and investments. His career in the environmental policy world has included leadership positions at the U.S. Department of Justice as Assistant Attorney General in charge of the Environment and Natural Resources Division and at the United States Environmental Protection Agency as COO (Deputy Administrator). Mr. Habicht served as Senior Vice President in charge of acquisitions and other divisions of Safety-Kleen, a billion-dollar environmental service company. He has also held positions and started ventures in the for-profit environmental arena, including as Vice President of William D. Ruckelshaus Associates, which co-managed the successful Environmental Venture Fund, one of the first green funds in the 1980s. As co-founder of Capital E, LLC, a strategic consultancy for emerging renewable energy products and technologies, Mr. Habicht advised Fortune 100 and early stage ventures on sustainable growth strategies. He also serves as Vice Chairman of a non-for-profit corporation called Global Environment & Technology Foundation (GETF) that fosters innovation in environmental management and promotes applications of clean technology in emerging markets.

Mr. Habicht has held numerous board seats over the years and currently sits on the board of directors of WaterHealth International, a SAIL portfolio company, and serves on the advisory boards to the National Renewable Energy Lab and the Pacific Northwest National Lab. He is a co-founder of the American Council on Renewable Energy, has served as Commissioner of the National Commission on Energy Policy and has advised several cabinet-level secretaries. Mr. Habicht holds a Bachelor’s degree with High Honors from Princeton University and a Juris Doctor from the University of Virginia.

We believe that Mr. Habicht’s extensive experience working with and advising companies in the emerging renewable energy technologies industry qualify him as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERPULSE TECHNOLOGIES, INC.

Date: March 24, 2015	By:	/s/ Joseph E. Gonnella
	Name:	Joseph E. Gonnella